WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801 FOR IMMEDIATE RELEASE Media Contact: Rebecca Acevedo (215) 253-5566 October 14, 2022 racevedo@wsfsbank.com WSFS Bank Names Shari Kruzinski Executive Vice President, Chief Consumer Banking Officer WILMINGTON, Del. – WSFS Bank, the primary subsidiary of WSFS Financial Corporation (Nasdaq: WSFS), today announced that Shari Kruzinski has been named Executive Vice President, Chief Consumer Banking Officer, reporting to Rodger Levenson, WSFS Chairman, President, and CEO. In her new role, she will oversee all aspects of the Consumer Banking division including Retail Delivery, Strategy, Consumer and Small Business banking and the Mortgage division. Kruzinski will assume the role following Rick Wright’s announcement that he will retire at the end of the year. “Shari is a proven leader who has spent her 30-year career developing organizational strategies that drive growth, productivity, and high levels of Associate engagement,” said Levenson. “Her advancement is part of our commitment to succession planning throughout the Company. Levenson added, “Rick has left a true impact on our Consumer Banking division. His contributions were many, but most notable was the expansion of our Retail network from 25 locations to 92 and growing deposits from under $1 billion to more than $10 billon. We are grateful for Rick’s leadership and contributions over his 17-year career with WSFS. We wish him the best in retirement.” Most recently, Kruzinski was the Chief Customer Officer, leading the Bank’s Customer division including Customer Experience and enterprise-wide Customer initiatives. She started in 1989 at WSFS as a floating teller. As her career at WSFS progressed, her responsibilities expanded and she was promoted in April 2021 to EVP, Director of Retail Delivery, where she oversaw six banking regions, 89 banking offices, more than 700 Associates and a contact center. Kruzinski has been instrumental in developing and executing key consumer banking initiatives during her career and has played an integral role in leading WSFS’ recent acquisitions. A mother of four children, Kruzinski resides in Kennett Square, Pennsylvania, with her husband and is a graduate of the ABA Stonier Graduate School of Banking. She serves as an executive leader on the Greater Philadelphia Board of Directors for the March of Dimes. To support the Company’s continued growth and commitment to executing on its mission, WSFS will form a new division comprised of enterprise-wide functions including Customer Experience, Marketing, Communications, Community Strategy and Community Reinvestment. The new division will report to Levenson under the interim leadership of Ollie Sommer, SVP, Director of Corporate Development. About WSFS Financial Corporation WSFS Financial Corporation is a multi-billion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally headquartered bank and trust company headquartered in Delaware and the Greater Philadelphia region. As of June 30, 2022, WSFS Financial Corporation had $20.6 billion in assets on its balance sheet and $60.3 billion in assets under management and administration. Exhibit 99.1

WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801 WSFS operates from 121 offices, 94 of which are banking offices, located in Pennsylvania (62), Delaware (39), New Jersey (18), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking, cash management and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Cash Connect®, Cypress Capital Management, LLC, NewLane Finance®, Powdermill® Financial Solutions, West Capital Management®, WSFS Institutional Services®, WSFS Mortgage®, WSFS Wealth® Investments, and The Bryn Mawr Trust Company of Delaware. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com. ###